Exhibit 10.3

                   RESEARCH AND DEVELOPMENT SERVICES AGREEMENT
                   -------------------------------------------
                                  UNITED STATES
                                  -------------

THIS AGREEMENT dated for reference and made with effect from the 21st day of September, 2000 (the "Effective Date")

AMONG:

          THERMO ENZYME  PRODUCTS  INC., a British  Columbia  Company having its
          -----------------------------
          registered and records office at Suite 1880 - 1055 West Georgia Street, PO Box 11122, Vancouver, British Columbia V6E 3P3

          (the "Consultant")

AND:

          DURO ENZYME SOLUTIONS INC., a Corporation formed under the laws of the
          --------------------------
          State of Nevada having an address at 50 West Liberty, Suite 880, Reno, Nevada 89501

         (the "Company")

AND:

          DURO ENZYME PRODUCTS INC., a Corporation  formed under the laws of the
          -------------------------
          State of Nevada having an address at 101 Convention Center Drive, Suite 1200, Las Vegas, Nevada 89109

          (the "Parent")


RECITALS:

A. The Company has agreed to retain the services of the Consultant, as the Company's prime supplier, to provide research, development and related consulting services to the Company, as described in Schedule "A" attached hereto and hereinafter defined as the Services and the Consultant agrees to provide the Services to the Company, in accordance with the terms and conditions contained herein;

B. The Company is a wholly-owned subsidiary of the Parent and the Parent has entered into this Agreement to assure the Company's performance of this Agreement together with the Company;

C. The Consultant is an independent contractor and is not an employee of, partner or joint venturer with the Company;

D. The Company has also requested that the Consultant enter into reasonable confidentiality provisions, and the Consultant has agreed to do so, to specify the obligations of confidentiality which the Consultant has agreed to accept as a condition of the Consultant being engaged to perform the Services.

THIS AGREEMENT WITNESSES THAT in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        -----------

     In this Agreement, including the recitals and any schedules, the following words and expressions have the following meanings unless the context otherwise requires:

     (a) "Confidential Information" means all information or data which may before or after the date of this Agreement be delivered to the Consultant by the Company or by any affiliate of the Company or which may otherwise come within the knowledge of the Consultant or which may be developed by the Consultant or any subsidiary or affiliate of the Consultant or any employee of any of them in connection with the Services or from any of the other Confidential Information and all documents delivered by the Company or any affiliate of either of them which are marked as confidential or as proprietary information.

     (b) "Services" means all services which the Consultant may provide from time to time for the Company including, without limitation, those provided in Schedule "A" hereto. In connection with such services, the Consultant may supply ancillary services, work-product or related goods or materials, tangible or intangible, and the term "Services" shall also comprise all such matters and items.

1.2     ENTIRE  AGREEMENT
        -----------------

     This Agreement supersedes all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition affecting this Agreement for which any party can be held responsible in any way, other than as expressed in writing in this Agreement.

1.3     AMENDMENTS
        ----------

     No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.4     INVALIDITY  OF  PARTICULAR  PROVISION
        -------------------------------------

     It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties. In the event that any particular provision or provisions or a part of one or more is found to be void, voidable or unenforceable for any reason whatsoever, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Agreement. The other provisions of this Agreement will not be affected by the severance and will remain in full force and effect.

1.5     GOVERNING  LAW
        --------------

     This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province, except without resort to the laws of such Province with respect to conflicts of law.

                                    ARTICLE 2
                                  REMUNERATION

2.1     REMUNERATION
        ------------

     The remuneration of the Consultant shall be at the rates and on the terms specified in Schedule "B" hereto. As required by applicable law throughout the Term, in addition to all amounts payable by the Company under this Agreement, upon such remuneration with respect to the Services or with respect thereto, the Company shall also pay and be responsible for (as the Consultant may direct and require from time to time) all Social Services Tax, Goods and Services Tax, Harmonized Sales Tax and all other sales, use, commodity, transaction, value-added and all other such taxes, as applicable. Without limiting the foregoing provisions, the Company acknowledges and agrees that it is intended that such remuneration described above, the expenses described in section 2.2 and all other remuneration, expenses, costs, charges, outlays shall be completely net, except as shall be otherwise provided in the specific provisions contained in this Agreement, and that the Consultant shall not be responsible during the Term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the goods or Services supplied under this Agreement and the Company pay, indemnify and hold the Consultant harmless for and with respect to all charges, impositions and costs of every nature and kind relating to this Agreement whether or not referred to herein and whether or not within the present contemplation of the Consultant and the Company.

2.2     EXPENSES
        --------

     The Consultant shall be reimbursed for all reasonable out-of-pocket expenses, costs, charges or outlays (collectively, "expenses") actually and properly incurred by it in connection with its duties hereunder provided that the Consultant first furnishes statements and vouchers for all such expenses to the Company. As an agreed reasonable administrative, overhead and handling charge, in addition to the actual amount of such expenses to be reimbursed as set out in the immediately preceding sentence, the Consultant shall be entitled to mark up any or all of such expenses, at its discretion from time to time, by an additional 15%. Accordingly, the Company shall pay the Consultant 115% of such expenses, as the Consultant requires. Unless otherwise specifically provided in Schedule "B", the Consultant will be also reimbursed by the Company for all reasonable expenses necessarily and actually incurred by the Consultant in the performance of the Services. The Consultant will from time to time submit to the Company detailed invoices and supporting documentation acceptable to the Company, acting reasonably. The Consultant will invoice the Company for such expenses. All such invoices will be payable by the Company within 30 days of the date of each such invoice.

2.3     CONSULTANT  NOT  EMPLOYEE
        -------------------------

     The parties agree that the Consultant and employees of the Consultant are not employees of the Company and, as such, save as required by law, there shall be no deductions for any statutory withholdings such as income tax, Canada Pension Plan, Employment Insurance or Workers' Compensation.

2.4     STATUTORY  WITHHOLDINGS
        -----------------------

     The Consultant agrees to make and remit all statutory withholdings as may be required by it in respect of the Consultant's employees, if any, who may be involved in performance of the Services for the Company. At the request of the Company, the Consultant shall provide to the Company satisfactory evidence of such statutory withholdings having been made.

2.5     NO  PARTNERSHIP
        ---------------

     This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association which would impose liability upon one party for any act or failure to act by the other party.

2.6     CHOICES  OF  SUPPLIER
        ---------------------

     Throughout the Term, the Company hereby appoints the Consultant as the Company's sole and exclusive supplier of the Services. With respect to each and every opportunity to supply or provide, directly or indirectly, such Services, the Company grants to the Consultant the first opportunity and a continuing right of first refusal to so supply or provide the Services, throughout the Term.

                                    ARTICLE 3
                                 CONFIDENTIALITY

3.1     GENERAL  OBLIGATION  OF  CONFIDENTIALITY
        ----------------------------------------

     The Consultant acknowledges that the Confidential Information consists entirely of information and knowledge which is the exclusive property of the Company or its subsidiaries and affiliates or persons from whom the Company has obtained its rights. The Consultant will treat the Confidential Information obtained by it in strict confidence and will not disclose the Confidential Information made available to it unless otherwise required by law, except as previously approved in writing by the Company. The Consultant will protect such Confidential Information from disclosure by exercising a standard of care as may reasonably be expected to preserve its secret and confidential nature. All documents containing Confidential Information are the property of the Company. Without limiting the generality of the foregoing, the Consultant hereby transfers to the Company (forever, royalty-free and free and clear of all other charges, liens, encumbrances and all other claims whatsoever) the entirety of the property rights in all documents and storage media of every kind which now or hereafter may contain the Confidential Information.

3.2     USE  OF  CONFIDENTIAL  INFORMATION
        ----------------------------------

     The Consultant will not use the Confidential Information for any purpose other than as contemplated by this Agreement.

3.3     PROHIBITION  ON  COPYING
        ------------------------

     The Consultant will not copy, modify or part with the Confidential Information except with the written approval of the Company, except that the Consultant is permitted to make a reasonable number of copies of the Confidential Information for the specific purposes authorized by this Agreement. All such copies remain the sole property of the Company.

3.4     OFFICERS  AND  EMPLOYEES
        ------------------------

     The Consultant may disclose the Confidential Information only to those of its officers, employees and sub-contractors whose duties require them to know the same. The Consultant will notify such officers, employees and sub-contractors of the obligations contained in this Agreement with respect to confidentiality and restrictions on its use. If requested by the Company, the Consultant will require such officers, employees and sub-contractors to whom Confidential Information is disclosed to execute and to deliver to the Company the written agreement of each such officer, employee and sub-contractor to be bound personally by all of the terms and conditions of this Agreement, such agreement to be in a form and on terms satisfactory to the Company, acting reasonably. The Consultant will require and direct such officers, employees and sub-contractors to exercise a standard of care sufficient to preserve the confidential nature of the Confidential Information.

3.5     EXCEPTIONS
        ----------

     Any  obligations specified in this Article will not apply to the following:

     (a)     any  information  which  is  presently  in  the  public  domain;

     (b) any information which subsequently becomes part of the public domain through no fault of the Consultant or any officer, director, employee or agent of the Consultant; or
     (c) any information which is required to be disclosed by a court or authority of competent jurisdiction.

3.6     INJUNCTIVE  RELIEF
        ------------------

     The Consultant acknowledges that irreparable harm may result to the Company if the Consultant breaches its obligations under this Article. The Consultant acknowledges that such a breach may not properly be compensated by an award of damages. Accordingly, the remedy for any such breach may include, in addition to other available remedies and damages, specific performance, injunctive relief or other equitable relief enjoining such breach at the earliest possible date.

                                    ARTICLE 4
                      GENERAL OBLIGATIONS OF THE CONSULTANT

4.1     THE  COMPANY'S  OWNERSHIP  OF  RIGHTS
        -------------------------------------

     The Consultant acknowledges and agrees as follows with respect to the ownership of rights by the Company and the limitation of the Consultant's rights:

     (a) Nothing contained in this Agreement shall be construed as an assignment to the Consultant of any right, title or interest in the Confidential Information. All right, title and interest relating to the Confidential Information is expressly reserved by the Company.

     (b) The Consultant acquires no rights in any inventions, patents, application patents, copyrights, industrial designs, developments or other work products, including, but not limited to, documents, formulae, written materials, programs, designs, systems, regardless of storage media or depiction (collectively, the "Work Products") resulting from, derived from or otherwise related to the performance of the Services by the Consultant or the Confidential Information. All such inventions, patents, application patents, copyrights, industrial designs, developments and Work Products are now and on inception are and in every case shall remain the sole property of the Company. The Consultant will promptly and duly execute and deliver and cause its officers and employees to promptly and duly execute and deliver to the Company such further documents and assurances and take such further action as the Company may from time to time request in order to more effectively carry out the intent and purpose of this section, and to establish and protect the rights, interests and remedies of the Company.

     (a) The Consultant will not and the Consultant will cause its officers and employees not to at any time apply for any copyright, trade mark, patent, or other intellectual property protection which would affect the ownership by the Company of any rights in the intellectual property associated with the Confidential Information or the Work Products or file any document with any government authority anywhere in the world or take any other action which could affect such ownership of any intellectual property associated with the Confidential Information or the Work Products or aid or abet anyone else in doing so.

                                    ARTICLE 5
                         GENERAL INDEMNITIES FOR BREACH

5.1     INDEMNITY  BY  CONSULTANT
        -------------------------

     Without limiting the indemnities and holdings harmless elsewhere in this Agreement, the Consultant will defend, indemnify and save harmless the Company from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis (together with all applicable taxes) which the Company may be liable to pay or may incur by reason of or caused or contributed to by a breach by the Consultant of any of the terms of this Agreement or any liability that the Company may incur to any authority for source deductions, remittance of goods and services tax collected by the Consultant and any other remittance obligations of the Consultant arising with respect to payment to the Consultant pursuant to this Agreement.

5.2     INDEMNITY  BY  COMPANY  AND  PARENT
        -----------------------------------

     Without limiting the indemnities and holdings harmless elsewhere in this Agreement, the Company and the Parent will jointly and severally defend, indemnify and save harmless the Consultant from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis (together with all applicable taxes) which the Consultant may be liable to pay or may incur by reason of or caused or contributed to by a breach by either or both of the Company or Parent of any of the terms of this Agreement.

                                    ARTICLE 6
                                 TERM & RENEWAL

6.1 This Agreement will take effect on the Effective Date and will continue in full force and effect for the term (the "Term") as follows. The initial Term shall be for FIVE (5) consecutive years starting on the Effective Date. The second, third and all successive renewals of the Term shall be effected automatically on the elapse of the then-current Term, without the action of anyone, subject to the right of the Company in each Term to provide specific written notice to the Consultant that the then-current Term shall be ended, provided such written notice shall be given not more than SIX (6) and not less than FIVE (5) months prior to the date on which the then-current Term would end and otherwise have been automatically renewed. In circumstances where such written notice has been duly and validly given, the then-current Term shall end on that date on which the then-current Term would have otherwise have been automatically renewed and, for greater certainty, thenceforth there shall be no further rights of nor automatic renewal.

6.2 Notwithstanding any other provision of this Agreement, the Consultant solely may, at any time during the Term, give one month's advance written notice to the Company of its intention to terminate this Agreement and on the expiration of such period of written notice the provision of the Services to be performed under this Agreement shall terminate. Such notice may expire on any day of the month and any remuneration payable hereunder shall be proportioned to the date of such termination.

6.3 The Company agrees to indemnify and save harmless the Consultant in respect of all claims for bodily injury or death, property damage, intellectual property infringement and for every other loss or damage arising from the conduct of any work by or any act or omission of the Consultant or any assignee, subtenant, agent, employee, contractor, invitee, or licensee of the Consultant, and in respect of all costs, expenses, and liabilities incurred by the Consultant in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto. This indemnity and all other indemnities, holding harmless and other obligations of the Company in or pursuant to this Agreement shall forever survive the expiry or termination of this Agreement.

                                    ARTICLE 7
                                     GENERAL

7.1     ARBITRATION
        -----------

     All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

7.2     NOTICES
        -------

     Any notice, direction, request or other communication required or contemplated by any provision of this Agreement shall be given in writing and shall be given by delivering the same to the Company or the Consultant or Parent, as the case may be, as follows:

     (a)     To  the  Consultant  at:

             At the address noted on the first page of this Agreement to the attention of its President and marked "Urgent",

     (b)     To  the  Company  or  to  the  Parent,  as  the  case  may  be,

             to the attention of its President, at and in care of, marked "Urgent":

             Ogden  Murphy  Wallace,  PLLC
             1601  Fifth  Avenue
             Suite  2100
             Seattle,  Washington  98101-1686

Any such notice, direction, request or other communication shall be deemed to have been given or made on the date on which it was delivered or, in the case of fax (at such fax number(s) as may hereafter be provided by notice hereinbefore provided), on the next business day after receipt of transmission. Either party may establish or change its fax number or change its address for service from time to time by notice in accordance with the foregoing.

7.3     ASSIGNMENT
        ----------

     This Agreement is not assignable in whole or in part by the Company without the prior written consent of the Consultant. Any attempt to assign any of the rights, or to delegate any of the duties or obligations of this Agreement without such written consent is void. Any such change which might occur without such consent or any assignment occurring by reason of operation of law such as upon a bankruptcy or amalgamation shall be deemed an event of default under this Agreement.

7.4     OBLIGATIONS  OF  THE  PARENT
        ----------------------------

     Each and every representation, warranty, covenant, agreement and other obligation of the Company made in this Agreement or to be made pursuant to this Agreement is hereby deemed to be and is hereby made jointly and severally by the Parent together with the Company, as direct, joint and several representations, warranties, covenants and agreements of the Parent and the Company. All provisions in this Agreement applicable to or referring to the Company shall also be applicable and shall be deemed to refer also to the Parent, mutatis mutandis. For greater certainty, the Parent is not the surety nor guarantor of the Company with respect to this Agreement but a direct, joint and several obligor to and in favour of the Consultant.

7.5     PROFESSIONAL  ADVICE
        --------------------

     Each party executing this Agreement has consulted with and has been fully and properly advised by his or its respective legal counsel, before entering the settlement contained or referred to herein, and has executed and delivered this Agreement as its fully-informed and voluntary act and deed, without threat or compulsion by or on behalf of any other party hereto nor any other person. Each party confirms and agrees that it has been duly advised (and fully and fairly informed with respect to such matters) to obtain all necessary and independent accounting, taxation, legal, financial and other applicable professional advice and counsel in all applicable jurisdictions prior to entering to this Agreement and the obligations referenced herein. Each such party has either obtained all such advice and counsel or has determined to its own satisfaction, having been fully and fairly informed therein, not to seek such advice and counsel.

7.6     WAIVER
        ------

     No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right, nor will any single or partial exercise of any such right or power preclude any further or other exercise of such right or power under this Agreement. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective unless it is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

7.7     ENUREMENT
        ---------

     Subject to the restrictions on transfer or assignment contained in this Agreement, this Agreement shall enure to the benefit of and be binding on the parties and their respective successors and assigns.
IN  WITNESS WHEREOF the parties have duly executed and delivered this Agreement.


THERMO  ENZYME  PRODUCTS  INC.  by  its

/S/  Rene J. Branconnier
-------------------------
Authorized  Signatory


DURO  ENZYME  SOLUTIONS  INC.  by  its

/S/  Rowland  Wallenius
-----------------------
Authorized  Signatory


DURO  ENZYME  PRODUCTS  INC.  by  its

/S/  Rowland  Wallenius
-----------------------
Authorized  Signatory

                                  SCHEDULE "A"
                                  ------------

                                    SERVICES
                                    --------

On an as needed basis, the Consultant covenants and agrees with the Company to provide the following Services from time to time, as required, at or about Langley, British Columbia or at such other locations as may be mutually agreed between the Consultant and Company in writing:

Research  &  Development
------------------------

- Plan/set-up research & development programs to develop, advance and promote the Company's unique technologies, processes and products

-     Provide  analytical  and  technical  support  services

-     Assist  in  day-to-day  management  of  research  &  development personnel

-     Assist  in  day-to-day  operations  of  research  & development facilities

- Assist in protection of Company's technology, processes and products by writing or contributing to the preparation of formal records of invention, intellectual property reports, and/or patents

- Liaise with Corporate management, lawyers, other consultants and professionals, as appropriate and as may be necessary, in the development and promotion of the Company's unique technologies, processes and products

-     Advise  on  analytical  and  technical  matters

- Research technological developments in the field and advise Company management of developments which may impact on the Company and/or its unique technologies, processes and products

Consulting
----------

- Assist in writing and reviewing marketing literature relating to promotion of the Company's unique technologies, processes and products

-     Assist  in  matters  of  Corporate  administration

-     Review  and  advise  the  Company  on  funding  opportunities

-     Assist  in  hiring  technical,  administrative  and  management  personnel

- Promote the Company, its unique technologies, processes and products at al times

Design
------

- Review plans/drawings for facilities delivering the Company's technologies, processes and/or products

- Advise on matters relating to design/setup or pilot and commercial operations

-     Advise  on  equipment  and  systems  specifications

Other
-----

- Assist or contribute to all and any other matters, as called upon from time to time, that relate to Company operations, support and/or promotion

                                  SCHEDULE "B"
                                  ------------

                                  REMUNERATION
                                  ------------

The remuneration of the Consultant for the Services and Expenses shall be in the amounts and at the rates, payable by the Company to the Consultant, as follows:

TYPE OF SERVICES OR EXPENSES    REMUNERATION                        DUE DATE FOR PAYMENT
Services, as set out in         At the standard rates per day or    Upon presentation of invoices
Schedule "A"                    hour of the Consultant which the    by the Consultant
                                Consultant may establish from
                                time to time.

Expenses, as set out in         Cost plus 15% as set out in         Upon presentation of invoices
Section 2.2 of the Agreement    Section 2.2 of the Agreement        by the Consultant


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